Exhibit 16.1

January 29, 2018

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of Eternity Healthcare Inc. relating to the event described under Item 4.01 of Form 8-K dated January 29, 2018 and we agree with such statements as they pertain to our Firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC